As filed with the Securities and Exchange Commission on April 28, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Farmmi, Inc.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	5149	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Fl 1, Building No. 1, 888 Tianning Street, Liandu District

Lishui, Zhejiang Province

People’s Republic of China 323000

+86-0578-82612876 — telephone

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation System

28 Liberty St.

New York, NY 10005

+1-212-894-8940 — telephone

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony W. Basch, Esq. Xiaoqin Li, Esq. Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 East Cary Street Richmond, VA 23219 +1-804-771-5700 — telephone +1-888-360-9092 — facsimile	Darrin M. Ocasio, Esq. Sichenzia Ross Ference LLP 1185 Avenue of Americas, 31st Floor New York, NY 10036 +1-212-930-9700 — telephone +1-212-930-9725 — facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-255387)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Ordinary Shares, par value $0.001 per share	$8,050,000	$878.255
Total	$8,050,000	$878.255

(1)	The registrant previously registered securities at an aggregate offering price not to exceed $40,250,000 on a Registration Statement on Form F-1 (File No. 333-255387), which was declared effective on April 28, 2021 (the “Prior Registration Statement”). In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $8,050,000 is hereby registered, which includes shares issuable upon exercise of the underwriter’s overallotment option to purchase additional shares and does not include the securities that the registrant previously registered on the Prior Registration Statement.

(2)	Includes the price of additional ordinary shares that the underwriter has the option to purchase to cover overallotments, if any.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional ordinary shares, par value $0.001 per share, of Farmmi, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form F-1 (File No. 333-255387) (the “Prior Registration Statement”), which the Commission declared effective on April 28, 2021, and is being filed solely for the purpose of increasing the aggregate offering price of ordinary shares to be offered in the public offering by $8,050,000, which includes additional shares that may be sold pursuant to the underwriter’s option to purchase additional ordinary shares. The additional ordinary shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in Prior Registration Statement. The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for the following, which are filed herewith.

Exhibit Number	Description

5.1*	Opinion of Campbells LLP

23.1*	Consent of Friedman LLP

23.2*	Consent of Campbells LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to the Registration Statement on Form F-1 (File No. 333-255387), filed with the Securities and Exchange Commission on April 20, 2021 and incorporated by reference herein.)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement or Amendment thereto on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lishui, Zhejiang Province, the PRC on April 28, 2021.

FARMMI, INC.

By:	/s/ Yefang Zhang
Name:	Yefang Zhang
Title:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement or Amendment thereto on Form F-1.

SIGNATURE	TITLE	DATE

/s/ Yefang Zhang	Chief Executive Officer and Chairwoman of Board of Directors	April 28, 2021
Yefang Zhang	(Principal Executive Officer)

/s/ Jun Zhou	Chief Financial Officer	April 28, 2021
Jun Zhou	(Principal Accounting and Financial Officer)

/s/ Shangzhi Zhang	Authorized Representative in the United States	April 28, 2021
Shangzhi Zhang

*	Director	April 28, 2021
Zhengyu Wang

*	Director	April 28, 2021
Ningfang Liang

*	Director	April 28, 2021
Hongdao Qian

*	Director	April 28, 2021
Hui Ruan

*By:	/s/ Yefang Zhang
Name: Yefang Zhang Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Campbells LLP

23.1*	Consent of Friedman LLP

23.2*	Consent of Campbells LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to the Registration Statement on Form F-1 (File No. 333-255387), filed with the Securities and Exchange Commission on April 20, 2021 and incorporated by reference herein.)

* Filed herewith